UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2009

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32483 (Commission File Number)	61-1109077 (IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.  Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Accuride Corporation (“Accuride”) and its domestic subsidiaries (together with Accuride, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware on October 8, 2009.  In connection therewith, on November 24, 2009, the bankruptcy court issued an order approving Accuride’s Key Executive Incentive Plan (the “Plan”).  The Plan was approved by the compensation committee of Accuride’s board of directors and became effective upon the bankruptcy court’s approval.

The Plan is designed to incentivize eligible management employees of Accuride to optimize the Debtors’ emergence from bankruptcy by (i) maximizing liquidity and (ii) facilitating an early emergence from bankruptcy.  Plan participants were chosen either because they are essential to the Debtors’ operations or integral to the Debtors’ Chapter 11 reorganization process.

The amounts to be paid under the Plan, or the total plan pool, will be based upon: (i) the attainment of a threshold liquidity upon emergence from bankruptcy and (ii) the date of emergence from bankruptcy.  The size of the total plan pool will range from $2.42 million to $4.41 million.  No awards will be made under the Plan, however, if the threshold liquidity is not met or if emergence occurs after May 31, 2010.  The threshold liquidity to be met is equal to $56 million plus two times the total plan pool.  Accuride’s Chief Executive Officer, Chief Financial Officer and the following other named executive officers will be eligible to earn awards under the Plan equal to a percentage of the total plan pool as set forth below:

William M. Lasky	President and Chief Executive Officer	33.4%

James H. Woodward, Jr.	Senior Vice President and Chief Financial Officer	9.9%

Edward J. Gulda	Senior Vice President / Component Operations	7.4%

Richard F. Schomer	Senior Vice President / Marketing and Sales	6.2%

Awards made pursuant to the Plan shall be payable in cash.  If, however, reorganized Accuride enters into employment agreements with the Chief Executive Officer or Chief Financial Officer whereby they continue in these positions, then their awards shall be payable in the form of common equity of reorganized Accuride.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1         Key Executive Incentive Plan, effective November 24, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	December 1, 2009	/s/ Stephen A. Martin
Stephen A. Martin
Vice President / General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Key Executive Incentive Plan, effective November 24, 2009